SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)

                     of the Securities Exchange Act of 1934

|X| Filed by the Registrant |_| Filed by a Party other than the Registrant Check the appropriate box:

|_|     Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials

|X|     Soliciting Material Pursuant to Rule Rule 14(a)-12

                        FIRST COMMERCE BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1)
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        and 0-11.
        (1)   Title of each class of securities to which transaction applies:


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        (2)   Aggregate number of securities to which transaction applies:

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        (3)   Per unit price or other underlying  value of transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        (4)   Proposed maximum aggregate value of transaction:

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        (5)   Total fee paid:

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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount previously paid:

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        (2)   Form, Schedule or Registration Statement no.:

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        (3)   Filing Party:

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        (4)   Date Filed:
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                         First Commerce Bancshares, Inc.

                           Approved Customer Response

                                    Document

                                   March 2000

  The following  statements  have been  approved by legal  council and have been filed with the SEC. These can be used at your discretion when responding to customer questions and/or incorporating merger information into your day-to-day correspondence with customers.

                        Please do not change the wording.

            General Response

"Thank you for your question. At this point it is difficult to say how the merger will affect your specific situation. I can assure you that we are already in the process of discussing issues related to the conversion in order to make the transition as smooth as possible for our customers. I also want to assure you that we will remain committed to providing the same level of personal service you have grown accustomed to. As soon as more information is available, I will let you know."

"National Bank of Commerce has always been committed to providing the very best in friendly, personal service. This commitment will continue right through the transition. By tapping into the resources of a national leader like Wells Fargo/Norwest, we will simply be adding the ability to provide more world-class banking services right here at home."

Why?

"The Stuart Family believes that the sale of the company will serve the long term best interests of the shareholders, customers and employees given the changing environment of the financial services industry."

"First Commerce Bancshares selected a merger partner who shares our commitment to employees, customer service and building great communities. Wells Fargo/Norwest and First Commerce Bancshares have a common set of values and approach to doing business."

What Will Change?

"Until the merger is approved by the regulators, it is business as usual for you. The merger is anticipated to be complete in the third quarter. Once complete, a very diligent and methodical conversion process will take place to ensure minimal impact on our customers."

"Wells Fargo/Norwest believes that local managers are best qualified to make the right decisions for the communities where they live and work. Their banking philosophy respects the authority of the local manager while allowing him/her to tap into the collective strength of products and services shared across the system."

"What will change is the depth and breadth of products and services you will have access to. You will have free access to the #1 rated internet banking system in the industry. You will have more investment products and a more complete set of checking and savings account programs to choose from. The thing that won't change is our dedication to providing the best personal service to you."

Who is Wells Fargo/Norwest?

"Wells Fargo/Norwest is a diversified financial services company providing banking, insurance, investments, mortgage and consumer finance. Wells Fargo/Norwest is headquartered in San Francisco but they are decentralized in such a way that every local market is a headquarter for satisfying their customer's financial needs and working with the community."

What benefit is this to me?

"You will have access to over 6300 ATMs in 21 states, 100 of which are in Nebraska. You will have access to the industry leading internet bank, www.wellsfargo.com. You will be able to access your account from over 2000 banks in 21 states. The merger between First Commerce Technologies and Wells Fargo/Norwest will provide you with the utmost in banking convenience."


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            Appropriate Use of Disclosure for Customer Communication

The new SEC rules are intended to reconcile the restrictions on communicating with the public and shareholders about a proposed business combination with the desirability of keeping the public and shareholders informed about the transaction for the time of its announcement through its completion. The new rules require us to file with the SEC certain public and external communications relating to the First Commerce Bancshares / Wells Fargo-Norwest merger before they are distributed externally.

Written Communications:

Drafted by First Commerce Bancshares exclusively designed for First Commerce Bancshares customers:

          If the communications consist solely of business information, i.e. it is specifically targeting a customer audience and not directed at First Commerce Bancshares shareholders, the communication does not need to be filed with the SEC and does not need to include the legend. Such communications should not include facts about the terms and conditions of the merger. Most communication is this category can be identified as customer contact letters highlighting the business benefits about the merger in order to minimize potential customer anxiety. All communication must, however, be reviewed and approved by Marketing and Legal Counsel, prior to distribution.

Drafted by Wells Fargo/Norwest designed for First Commerce Bancshares customers:

         Written communication, including letters, presentations, videos and other material about Wells Fargo/Norwest or the proposed merger must be filed with the SEC and include the legend prior to distribution. Such communication should be review by Marketing and Legal Counsel before it is publicly distributed.

Legend:

Please use the following legend per the instructions outlined above:

The SEC mandates the following: We urge shareholders of First Commerce and other investors to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 to be filed with the SEC in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (www.sec.gov) and from First Commerce's and Wells Fargo's respective corporate secretaries. In addition, the identity of the people who, under SEC rules, may be considered participants in the solicitation of First Commerce's shareholders in connection with the proposed merger, and a description of their interests, is available in SEC filings under Schedule 14A made by First Commerce on February 2, 2000.